UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 11, 2025

Elanco Animal Health Incorporated

(Exact name of registrant as specified in its charter)

Indiana	001-38661	82-5497352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Innovation Way Greenfield, Indiana (Address of principal executive offices)	46140 (Zip Code)

Registrant’s telephone number, including area code: (877) 352-6261

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	ELAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed in the press release issued on March 17, 2025 by Elanco Animal Health Incorporated (the “Company”) and referred to in Item 7.01 below, the Company announced certain changes to its Board of Directors, including the decision by William F. Doyle to resign from the Board, effective upon the Company entering into a research agreement (the “Research Agreement”) with an entity affiliated with Mr. Doyle, which was executed on March 16, 2025. Mr. Doyle’s resignation from the Board is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Pursuant to the Research Agreement, between Elanco US Inc., a wholly owned subsidiary of the Company (“Elanco US”), and WEDterinary LLC (“WED”), WED will conduct certain research studies involving targeted gene therapy to treat chronic kidney disease in cats and explore emerging spaces to increase healthy lifespan for pets. Elanco US will pay up to $4 million to fund the research activities conducted by WED, in exchange for certain rights in the resulting intellectual property including the right to negotiate for exclusive rights in the assets. Mr. Doyle owns 33% of the equity interests of WED. The transaction contemplated by the Research Agreement was approved by the Company’s Audit Committee prior to execution of the Research Agreement in accordance with the Company’s related person transaction policy.

Item 7.01	Regulation FD Disclosure.

The Company has issued a press release regarding changes to its Board of Directors, including Mr. Doyle’s resignation from the Board and related items. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Elanco Animal Health Incorporated, dated as of March 17, 2025.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elanco Animal Health Incorporated

Date: March 17, 2025	By:	/s/ Shiv O’Neill
Name: Shiv O’Neill
Title: Executive Vice President, General Counsel and Corporate Secretary